Exhibit 10.16

NOVABAY PHARMACEUTICALS, INC.

COMMON STOCK PURCHASE WARRANT

THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK SHALL NOT BE SOLD DURING THE INITIAL PUBLIC OFFERING OF THE COMPANY’S COMMON STOCK (THE “IPO”) OR SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT BY ANY PERSON FOR A PERIOD OF 360 DAYS IMMEDIATELY FOLLOWING THE DATE OF EFFECTIVENESS OR COMMENCEMENT OF SALES OF THE IPO. ADDITIONAL RESTRICTIONS ON TRANSFER ARE DESCRIBED IN SECTIONS 3 AND 12 HEREOF.

THE WARRANT IS EXERCISABLE ON OR AFTER OCTOBER_____, 2008 AND BEFORE 5:00 P.M. (EASTERN TIME) ON OCTOBER_____, 2010, AFTER WHICH TIME THE WARRANT SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

Issuance Date: October ___, 2007

THIS COMMON STOCK PURCHASE WARRANT certifies that, for value received, _____________ (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after October ___, 2008 (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (Eastern Time) on October ___, 2010 (the “Termination Date”) but not thereafter, to subscribe for and purchase from NovaBay Pharmaceuticals, Inc., a corporation incorporated in the State of California (the “Company”), up to ________ shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be U.S.$_____, subject to adjustment hereunder. “Warrant” as used herein shall include this Common Stock Purchase Warrant and any warrants delivered in substitution or exchange therefor as provided herein. “Warrant Shares” refers to the shares of Common Stock (or other securities or property to which Holder is entitled pursuant to Section 6 or Section 7 hereof) issuable upon the exercise of the purchase rights represented by this Warrant. The Warrant Shares are entitled to the benefits, and subject to the obligations, set forth in the Registration Rights Agreement, dated concurrently herewith, by and among the Company, the Holder and certain other parties.

1. Exercise of Warrant.

(a) Except as provided in Section 2 herein, the purchase rights represented by this Warrant may be exercised in whole or in part, at any time, or from time to time, on or after the Initial Exercise Date and on or before the Termination Date by delivering this Warrant and the Notice of Exercise form annexed hereto duly completed and executed to the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and by payment of the Exercise Price of the Warrant Shares thereby purchased by wire transfer, cash or check.

(b) If, but only if, (i) at any time after the tenth day after the Initial Exercise Date, a registration statement under the Securities Act of 1933, as amended (the “Act”), registering the resale of the Warrant Shares issuable upon exercise of this Warrant is not then effective or is unavailable for use as reasonably determined by the Company or (ii) at any time on or after the Initial Exercise Date, the Company consents to such “cashless exercise” (as described in this Subsection (b)), then this Warrant may also be exercised, in whole or in part, at any such time by means of a “cashless exercise,” by delivering this Warrant and the Cashless Exercise Election Notice form annexed hereto duly completed and executed to the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company), pursuant to which the Holder shall be entitled to receive that number of Warrant Shares calculated using the following formula:

X	=	Y (A – B)
A

where
X	=	the number of Warrant Shares to be issued to Holder pursuant to this Section 1(b)

Y	=	the number of Warrant Shares covered by this Warrant in respect of which the cashless exercise election is made pursuant to this Section 1(b) (and the rights to purchase which are surrendered, as specified in the Cashless Exercise Election Notice, and deemed exercised)

A	=	the Market Price of one Warrant Share on the date of surrender of this Warrant and delivery of the completed Cashless Exercise Election Notice (such date, the “Valuation Date”)

B	=	the Exercise Price in effect under this Warrant on the Valuation Date

“Market Price” means, for any Valuation Date, the price determined by the first of the following clauses that applies: (i) the average of the closing sale prices of one Warrant Share on the primary securities exchange or market on which the Warrant Shares are then listed, as reported by such exchange or market, over the five trading days immediately preceding the Valuation Date; (ii) if the Warrant Shares are not then listed on an exchange or market and if prices for the Warrant Shares are then quoted on the OTC Bulletin Board, the average of the closing sale prices of the Warrant Shares over the five trading days immediately preceding the Valuation Date on the OTC Bulletin Board; (iii) if the Warrant Shares are not then listed or quoted on the OTC Bulletin Board and if prices for the Warrant Shares are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the average of the average of the bid and ask price per share of the Warrant Shares over the five trading days immediately preceding the Valuation Date; or (iv) in all other cases, the fair market value of one Warrant Share as determined in good faith by the Company’s Board of Directors.

(c) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase that number of Warrant Shares in respect of which the Holder has not exercised the rights evidenced by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(d) As promptly as practicable after the date the Company receives either (i) this Warrant and a duly completed and executed Notice of Exercise and payment of the Exercise Price or (ii) this Warrant and a duly completed and executed Cashless Exercise Election Notice (in either case, the “Exercise Date”) and, in any event, within five (5) business days of the Exercise Date, the Company shall (x) issue and deliver to the Holder, registered in the name of the Holder, a certificate or certificates for the number of Warrant Shares specified in the Notice of Election or calculated under the Cashless Exercise Election Notice, as the case may be, or (y) if eligible, deliver the Warrant Shares to the Holder via the Depository Trust Company’s (“DTC”) Deposit Withdrawal Agent Commission (“DWAC”) system via the DTC instructions provided to the Company in the Notice of Exercise or Cashless Exercise Election Notice, as the case may be. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the Warrant (or portion thereof) which has been exercised shall cease, and the Holder shall be deemed to have become the holder or holders of record of the Warrant Shares issuable upon such exercise.

2. No Fractional Shares. This Warrant may not be exercised for fractional Warrant Shares; and no fractional Warrant Shares shall be issued upon exercise of the Warrant. Notwithstanding the foregoing, if the number of Warrant Shares issuable upon exercise of this Warrant is not a whole number as of the date of the full or final exercise of this Warrant, then the Holder may exercise this Warrant for such fractional Warrant Share and the Company shall, in lieu of delivering such fractional interest, pay to the Holder an amount in cash equal to the Market Price (as defined above, the Valuation Date being the Exercise Date) of such fractional interest.

3. No Transfer of Warrants. This Warrant and the rights hereunder are not transferable, in whole or in part.

4. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment (or delivery of Cashless Exercise Election Notice, if applicable).

5. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

6. Adjustments of Exercise Price and Number of Warrant Shares; Stock Splits, Etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (a) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock or other securities exchangeable for or convertible into shares of Common Stock for no additional consideration to holders of its outstanding Common Stock, (b) split or subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (d) issue any shares of its capital stock in a reclassification of the Common Stock (any of such events in subsections (a), (b), (c) and (d) above, a “Share Reorganization”), then the number (and, in the case of a Share Reorganization in (d) above, kind) of Warrant Shares purchasable upon exercise of this Warrant shall be deemed to have been adjusted so that the Holder shall be entitled to receive the number (and, in the case of a Share Reorganization in (d) above, kind) of Warrant Shares equal to the amount of shares of Common Stock or, in the case of a Share Reorganization in (d) above, other securities of the Company which the Holder would have owned or have been entitled to receive had such Warrant been exercised prior to the record date or effective date, as applicable, of such Share Reorganization (which includes, in the case of a Share Reorganization in (a) above involving a distribution of securities exchangeable for or convertible into shares of Common Stock after the date of issuance of this Warrant, the number of shares of Common Stock that would be outstanding had all such securities been so exchanged or converted). Upon each such adjustment of the number (and, in the case of a Share Reorganization in (d) above, kind) of Warrant Shares which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares resulting from such adjustment at an Exercise Price per Warrant Share obtained by multiplying the Exercise Price in effect immediately prior to the earlier of the record date for or the effective date of such Share Reorganization by the number of Warrant Shares purchasable pursuant hereto immediately prior to such date and dividing by the number of Warrant Shares resulting from such adjustment.

7. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another entity (where the Company is not the surviving entity or where there is a change in or distribution with respect to the Common Stock), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another entity (each, a “Reorganization”) and, pursuant to the terms of such Reorganization, shares of common stock of the successor or acquiring entity, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring entity (“Other Property”), are to be received by or distributed to the holders of Common Stock, then this Warrant shall thereafter represent the right to receive, upon exercise of this Warrant, the number of shares of common stock and/or Other Property as would have been issuable upon or as a result of such

Reorganization with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to the record date or, if there is no record date, the effective date of such Reorganization and the Exercise Price therefor shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Reorganization by the number of Warrant Shares purchasable pursuant hereto immediately prior to the Reorganization, and dividing the product thereof by the number of shares of common stock and/or Other Property to which the holder of that number of Warrant Shares purchasable pursuant hereto would have been entitled to by reason of such Reorganization. In case of any such Reorganization, the successor or acquiring entity (if other than the Company) shall expressly assume the observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 7. For purposes of this Section 7, “common stock” of a corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 7 shall similarly apply to successive Reorganizations.

8. Offering to Shareholders. If and whenever at any time prior to the Termination Date, the Company shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this Section 8 as the “record date”) for the issuance of rights, options or warrants or other property to all or substantially all the holders of the outstanding shares of Common Stock, entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Market Price (as defined above, with the Valuation Date being the record date) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which (a) the numerator shall be (i) the total number of shares of Common Stock outstanding on such record date plus (ii) a number equal to the number arrived at by dividing (A) the aggregate subscription or purchase price of the total number of additional shares of Common Stock offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by (B) such Market Price, and (b) the denominator shall be the (i) total number of shares of Common Stock outstanding on such record date plus (ii) the total number of additional shares of Common Stock so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); shares of Common Stock owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the

Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of shares of Common Stock or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

9. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and/or other securities or Other Property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and/or other securities or Other Property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

10. Other Notices. In case at any time:

(a) the Company shall declare any dividend (other than a dividend described in Section 6(a)) upon its Common Stock;

(b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of any class or other rights;

(c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation, amalgamation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, in any one or more of such cases, the Company shall give to the Holder (A) at least 10 days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

11. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized, fully paid, non-assessable and free from all transfer taxes, claims, liens, charges and other encumbrances (except as may be imposed as a result of actions taken by the Holder). The Company will take all such commercially reasonable actions as may be necessary to ensure that the Warrant Shares may be issued as provided herein without violation of any applicable law or the requirements of the principal securities exchange upon which the Common Stock may be listed.

12. Securities Laws.

(a) Own Account. The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act, or any state securities laws. Upon exercise of this Warrant, the Holder shall, if reasonably requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares so purchased are being acquired for investment, solely for the Holder’s own account and not as a nominee for any other party.

(b) Accredited Investor. Holder acknowledges that it is familiar with the definition of “accredited investor” in Rule 501 of Regulation D promulgated under the Act and certifies that Holder is an accredited investor as defined in such rule.

(c) Unregistered Securities. Holder understands that neither this Warrant nor the Warrant Shares have been registered under the Act, and the Warrant Shares may not be sold, assigned or transferred unless (i) a registration statement under the Act is in effect with respect thereto or (ii) an exemption from registration is found to be available to the satisfaction of the Company.

(d) Legends. Holder acknowledges and agrees that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws and that certificates evidencing the Warrant Shares shall bear a restrictive legend, substantially in the following form (in addition to such other restrictive legends as are required or deemed advisable under the provisions of this Warrant, any applicable law or regulation or any other agreement to which Holder is a party):

“The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the absence of (i) a registration statement in effect with respect to the securities under the Act and any applicable state securities laws or (ii) satisfactory assurances (including but not limited to an opinion of counsel, if so required by the Company) to the Company, stating that the transaction is exempt from the registration requirements of the Act and applicable state securities laws.”

13. Expiry Date. This Warrant shall expire and all rights to purchase Warrant Shares hereunder shall cease and become null and void at 5:00 p.m. (Eastern Time) on October ____, 2010.

14. Miscellaneous.

(a) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the state of California as applied to contracts among California residents made and to be performed entirely within the state of California, without regard to its conflict of law principles or rules.

(b) FINRA Rules. Notwithstanding anything contained in this Warrant, the terms of this Warrant are intended to comply with the rules and regulations of the Financial Industry Regulatory Authority, Inc. relating to the compensation of underwriters and placement agents, and any provision of this Warrant that is determined to be inconsistent with such rules shall be deemed to be modified to the extent necessary to comply with such rules.

(c) Transfer Taxes. The issuance of the Warrant Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares, shall be made without charge to the Holder for any transfer tax or other charge in respect of such issuance.

(d) Notices. Except as otherwise provided herein, any notice or request required or permitted to be given or delivered pursuant to this Warrant shall be given in writing and shall be deemed effectively given (i) upon personal delivery, (ii) when sent by electronic mail or confirmed facsimile if sent during normal business hours of the recipient, and if not sent during normal business hours, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All such notices or requests shall be sent (A) if to the Company, to the attention of the Company’s President at the Company’s principal executive offices and (B) if to the Holder, to: ATTN: ____________, [address], Facsimile No. ___________, e-mail ___________.

(e) Successors. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors of Holder.

(f) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(g) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(h) Counterparts. This Warrant may be executed in two or more counterparts and via facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed, effective as of the Issuance Date set forth above, by its officer thereunto duly authorized.

NOVABAY PHARMACEUTICALS, INC.

By:
Ron Najafi
Chief Executive Officer and President

ACKNOWLEDGED AND AGREED:

By:

Name:

Title:

NOTICE OF EXERCISE

To: NovaBay Pharmaceuticals, Inc.

(1) The undersigned hereby elects to purchase ______________ shares of the Common Stock of NovaBay Pharmaceuticals, Inc. (the “Warrant Shares”) pursuant to the terms of the Common Stock Purchase Warrant dated October ___, 2007 (which is attached hereto), and tenders herewith payment of the exercise price in full.

(2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned as specified below:

Special Instructions (if any): _______________________________________________________________

______________________________________________________________________________________

Address: _______________________________________________________________________________

______________________________________________________________________________________

Federal Tax ID / Social Security No.: ________________________________________________________

and deliver the Warrant Shares as follows (check one):

☐	by certified mail to the above address

☐	electronically (provide DWAC Instructions:________________________)

☐	other (specify):_______________________________________________)

(3) If the number of Warrant Shares specified above are not all the Warrant Shares purchasable upon exercise of the Warrant, please issue a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant registered in the name of the undersigned Holder and delivered to the address indicated above.

Dated:
(Print Name of Holder)

By:

Name:

Title:

CASHLESS EXERCISE ELECTION NOTICE

To: NovaBay Pharmaceuticals, Inc.

(1) The undersigned hereby elects under Section 1(b) of the attached Common Stock Purchase Warrant dated October ___, 2007 (the “Warrant”) to surrender the right to purchase ________________ shares of the Common Stock of NovaBay Pharmaceuticals, Inc. (the “Warrant Shares”) pursuant to the Warrant, and requests that certificates for the shares of Common Stock issuable upon such “cashless exercise” election be issued in the name of the undersigned as specified below:

Special Instructions (if any): _______________________________________________________________

______________________________________________________________________________________

Address: _______________________________________________________________________________

______________________________________________________________________________________

Federal Tax ID / Social Security No.: ________________________________________________________

and delivered as follows (check one):

☐	by certified mail to the above address

☐	electronically (provide DWAC Instructions:________________________)

☐	other (specify):_______________________________________________)

(2) If the number of Warrant Shares specified above are not all the Warrant Shares purchasable upon exercise of the Warrant, please issue a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant registered in the name of the undersigned Holder and delivered to the address indicated above.

Dated:
(Print Name of Holder)

By:

Name:

Title: